U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 S.W. 145 Avenue, Miramar, Florida 33027
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code:   (954) 364-6900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

          On August 6, 2015, Elizabeth Arden, Inc. (the "Company") issued a press release to announce financial results for the fourth quarter and fiscal year ended June 30, 2015.

          A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 8.01 Other Events.

          During the fourth quarter of fiscal 2015, the Company identified certain additional restructuring and cost savings initiatives that it expects to implement during fiscal 2016 to allow the Company to achieve its original goal of $40 million to $50 million of annualized savings (the "2016 Business Transformation Program"). The Company expects to incur approximately $23 million to $28 million in pre-tax charges with respect to the 2016 Business Transformation Program, primarily during fiscal 2016, of which $2.4 million were recorded during the fourth quarter of fiscal 2015.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIZABETH ARDEN, INC.

Date: August 6, 2015	/s/ Rod R. Little

Rod R. Little Executive Vice President and Chief Financial Officer